DIEHL GRAPHSOFT, INC.

                   BOARD COMPENSATION FOR OUTSIDE DIRECTORS



Annual Aggregate Amount: $5,000 - Amount to be prorated based on number of days serving as a director during fiscal year of Company.


Form of Compensation: 50% Cash
                       50% Common Stock

Valuation for Common Stock - Average of bid and ask price on May 31 of each year or if service is terminated sooner, on date immediately following termination date.

Payment: Cash - Last business day of each fiscal quarter with amount prorated for partial quarter of service:

                         August 31           $625
                         November 30         $625
                         February 28         $625
                         May 31       $625

      Common Stock:  Stock Certificate to be issued within 60 days of valuation date of May 31 or, if service is terminated sooner, within 60 days of date following termination. Fractional shares to be distributed in cash with stock certificate. Value of stock of $2,500 will be prorated for partial year of service.